TRIMAINE HOLDINGS, INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


Name  of                     Jurisdiction  of          Shareholding at
Subsidiary                   Incorporation             Year End(Direct)
----------                   ----------------           ----------------

Inverness Enterprises Ltd.   Province of                      100%
                             British Columbia, Canada

Trimaine Holdings Ltd.       Province of                      100%
                             British Columbia, Canada